Exhibit 99.1

Certification

          Pursuant to 18 U.S.C. § 1350, the undersigned officer of PowerCerv Corporation, a Florida corporation (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 15, 2003	/s/ Marc J. Fratello

Name: Marc J. Fratello
Title: Chief Executive Officer and Chief Financial Officer
(Chief Executive Officer and Chief Financial Officer)